Exhibit 8.1

Entity	Jurisdiction	Ownership
WiMi Hologram Cloud Inc.	Cayman Islands	100%

WiMi Hologram Cloud Limited	Hong Kong	100%

Beijing Hologram WiMi Cloud Internet Technology Co., Ltd. (“WFOE”)	People’s Republic of China	100%

Lixin Technology Co., Ltd.	People’s Republic of China	100%

Hainan Lixin Technology Co., Ltd	People’s Republic of China	100% owned by Lixin Technology Co., Ltd.

VIYI Technology Inc.	Cayman Islands	73%

Beijing WiMi Hologram Cloud Software Co., Ltd. (Beijing WiMi)	People’s Republic of China	Variable Interest Entity

Micro Beauty Lightspeed Investment Management HK Limited in Hong Kong (“Micro Beauty”)	Hong Kong	100% owned by Beijing WiMi

Shenzhen Yidian Internet Technology Co., Ltd. (“Shenzhen Yidian”)	People’s Republic of China	100% owned by Beijing WiMi

Shenzhen Kuxuanyou Technology Co., Ltd. (“Shenzhen Kuxuanyou”)	People’s Republic of China	100% owned by Beijing WiMi

Skystar Development Co., Ltd.	Republic of Seychelles	100% owned by Micro Beauty

Shenzhen Yiruan Tianxia Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Kuxuanyou

Shenzhen Yiyun Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Kuxuanyou

Shenzhen Duodian Cloud Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

Korgas Duodian Network Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

Kashi Duodian Network Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

Shenzhen Zhiyuntuxi Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

Shenzhen Yunzhantuxi Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

FE-DA Electronics Company Private Limited	Singapore	100% owned by VIYI Technology Inc.

VIYI Technology Limited	Hong Kong	100% owned by VIYI Technology Inc.

Shenzhen Weiyixin Technology Co., Ltd.	People’s Republic of China	100% owned by VIYI Technology Inc.

Shenzhen Yitian Hulian Internet Technology Co., Ltd. (“Shenzhen Yitian”)	People’s Republic of China	Variable Interest Entity of VIYI Technology Inc.